   As filed with the Securities and Exchange Commission on May 23, 1995

                           Registration No. 33-



                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549


                               FORM S-8

                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933


                POLICY MANAGEMENT SYSTEMS CORPORATION
        (Exact name of registrant as specified in its charter)
        South Carolina                                57-0723125
   (State or other jurisdiction                     (I.R.S. Employer
   of incorporation or organization)               Identification No.)
                     One PMS Center (P.O. Box Ten)
            Blythewood, S.C. (Columbia, S.C.) 29016 (29202)
          (Address of Principal Executive Offices) (Zip Code)

                 POLICY MANAGEMENT SYSTEMS CORPORATION
                     EMPLOYEE STOCK PURCHASE PLAN
                                    (Full title of the plan)

                    Stephen G. Morrison, Secretary
                Policy Management Systems Corporation
                            One PMS Center
                   Blythewood, South Carolina 29016
                            (803) 735-4000
  (Name, address, including zip code, and telephone number, including area code, of agent for service)



                   CALCULATION OF REGISTRATION FEE

   Title of securities    Amount       Proposed    Proposed    Amount of
   to be registered       to be        maximum     maximum     registration
                          registered   offering    aggregate   fee
                                       price       offering
                                       per         price (1)
                                       share (1)

   Common Stock, par
   value $.01 per         250,000      $48.125    $12,031,250   $3,007.81
      share. . . . .


   (1) Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on May 17, 1995.

       There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the Plan. 2

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


       The documents containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") will be sent or given to participants in the plan listed on the cover of the Registration Statement (the "Plan") as specified in Rule
428(b)(1) promulgated by the Securities and Exchange Commission
(the "Commission") under the Securities Act of 1933, as amended
(the "Securities Act"). Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

       The following documents filed by Policy Management Systems
Corporation (the "Company") with the Commission are incorporated herein by reference:

(1)    the Annual Report on Form 10-K for the fiscal year ended
       December 31, 1994; and

(2) the description of the Common Stock, $.01 par value per share ("Common Stock"), of the Company which is contained in the Company's Form 8-A Registration Statement declared effective by the Commission on July 6, 1990, including any amendments or reports filed for the purpose of updating such description.

            All documents and reports subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         Not applicable

Item 5.  Interests of Named Experts and Counsel

         Not applicable

Item 6.  Indemnification of Directors and Officers

       The South Carolina Business Corporation Act (the "Act) permits, and in certain circumstances requires, indemnification of directors and officers for liability and expenses incurred by them in connection with any civil, criminal or administrative claim or proceeding in which they may become involved by reason of being a director or officer of the Company. The Act applies to both civil and criminal actions (including civil actions brought as derivative actions by or in the right of the Company) and permits indemnification if the director or officer acted in good faith in what he reasonably believed to be the best interest of the Company and, in addition, in criminal actions, if he had no reasonable cause to believe his conduct to be unlawful. If the required standard of conduct is met, indemnification may include counsel fees and disbursements of the director or officer, and judgments, fines, penalties and settlement payments. Directors and officers who are successful with respect to any claim against them are entitled to indemnification as a matter of right for reasonable expenses incurred. On the other hand, if the charges made in any action are sustained, either the Board of Directors, acting by disinterested members, independent legal counsel or the holders of stock entitled to vote will determine if the required standard of conduct has been met to permit indemnification. If, in an action brought by or in the right of the Company, the director or officer is adjudged to be liable, he will only be entitled to such indemnity for reasonable expenses incurred as the court conducting the proceeding finds to be fair and reasonable under the circumstances.

       The Act also provides for indemnification of persons who, at the request of the Company, act as directors or officers of other companies. The Company's Articles of Incorporation currently provide that the Company shall indemnify the persons to the extent permitted to be indemnified by the Act as summarized outlined above.

       Officers and directors of the Company are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses or liabilities arising from any alleged "wrongful act" including any alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted. The cost of such insurance is borne by the Company as permitted by the Articles of Incorporation of the Company and the laws of the State of South Carolina.

Item 7.  Exemption from Registration Claimed

       Not applicable

Item 8.  Exhibits

Exhibit
Number                  Description

  4.1        -        Restated Articles of Incorporation of the
                      Company, as amended, filed as an exhibit to Form 10-K Annual Report for the year ended
                      December 31, 1994 and incorporated herein by reference.

  4.2        -        Restated By-laws of the Company, as
                      amended, filed as an exhibit to Form 10-K
                      Annual Report for the year ended December
                      31, 1994 and incorporated herein by
                      reference.

  4.3        -        Policy Management Systems Corporation
                      Employee Stock Purchase Plan.

 23          -        Consent of Coopers & Lybrand L.L.P.

 24          -        Power of Attorney by the Officers and
                      Directors who signed this Registration
                      Statement set forth on page 6 herein.

Item 9.  Undertakings

  (a)  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration
Statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


  The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form
S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blythewood, State of South Carolina, on this 23rd day of May, 1995.


     POLICY MANAGEMENT SYSTEMS CORPORATION

BY (SIGNATURE)                  /s/ Timothy V. Williams
(NAME AND TITLE)                    Timothy V. Williams,
                                      Executive Vice President,
                                      Chief Financial Officer
DATE                                May 23, 1995


                             POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signatures" constitutes and appoints Timothy V. Williams, G. Larry Wilson and Stephen G. Morrison and each of them (with full power to each of them to act alone) his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any one of them, or their substitute or substitutes, may or shall lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on this 23rd day of May, 1995.


BY (SIGNATURE)       /s/ G. Larry Wilson
(NAME AND TITLE)         G. Larry Wilson,  Chairman of the Board
                         Directors, President and Chief
                         Executive Officer (Principal
                         Executive Officer)
DATE                     May 23, 1995


BY (SIGNATURE)       /s/ Timothy V. Williams
(NAME AND TITLE)         Timothy V. Williams, Executive Vice
                         President, Chief Financial Officer
                         (Principal Financial Officer)
DATE                     May 23, 1995


BY (SIGNATURE)       /s/ Stan F. Stoudenmire
(NAME AND TITLE)         Stan F. Stoudenmire, Vice President and
                         Corporate Controller (Principal
                         Accounting Officer)
DATE                     May 23, 1995


BY (SIGNATURE)       /s/ Roy L. Faulks
(NAME AND TITLE)         Roy L. Faulks, Vice Chairman of the
                         Board of Directors
DATE                     May 23, 1995

BY (SIGNATURE)       /s/ Steven A. Denning
(NAME AND TITLE)         Steven A. Denning, Director
DATE                     May 23, 1995


BY (SIGNATURE)       /s/ Joe M. Henson
(NAME AND TITLE)         Joe M. Henson, Director
DATE                     May 23, 1995


BY (SIGNATURE)       /s/ Frederick B. Karl
(NAME AND TITLE)         Frederick B. Karl, Director
DATE                     May 23, 1995


BY (SIGNATURE)       /s/ Dr. John M. Palms
(NAME AND TITLE)         Dr. John M. Palms, Director
DATE                     May 23, 1995


BY (SIGNATURE)       /s/ Joseph D. Sargent
(NAME AND TITLE)         Joseph D. Sargent, Director
DATE                     May 23, 1995


BY (SIGNATURE)       /s/ John P. Seibels
(NAME AND TITLE)         John P. Seibels, Director
DATE                     May 23, 1995


BY (SIGNATURE)       /s/ Richard G. Trub
(NAME AND TITLE)         Richard G. Trub, Director
DATE                     May 23, 1995

                               EXHIBIT INDEX


Exhibit
Number                          Description

4.1(1)                          Restated Articles of
                                Incorporation of the Company, as
                                amended.

4.2(1)                          Restated By-laws of the Company,
                                as amended.

4.3                             Policy Management Systems
                                Corporation Employee Stock
                                Purchase Plan.

23                              Consent of Coopers & Lybrand
                                L.L.P.

24                              Power of Attorney executed by the
                                officers and directors who signed
                                this Registration Statement set
                                forth on page 6 herein.



(1) Filed as an exhibit to Form 10-K Annual Report for the year ended December 31, 1994 and incorporated herein by reference.